Exhibit 4.26

ZAZA ENERGY CORPORATION

AND EACH OF THE GUARANTORS PARTY HERETO

INDENTURE

Dated as of [            ], 20[    ]

[                        ]

Trustee

DEBT SECURITIES

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		Page

Section 13.07	No Personal Liability of Directors, Officers, Employees and Stockholders	57
Section 13.08	Governing Law	57
Section 13.09	No Adverse Interpretation of Other Agreements	57
Section 13.10	Successors	57
Section 13.11	Severability	57
Section 13.12	Counterpart Originals	57
Section 13.13	Table of Contents, Headings, etc.	58

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.07
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06; 7.07
(c)	7.06; 13.02
(d)	7.06
314(a)	4.03;13.02; 13.05
(b)	12.02
(c)(1)	12.02; 13.04
(c)(2)	12.02; 13.04
(c)(3)	12.02
(d)	12.02
(e)	13.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 13.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.12
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.08
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.06

N.A. means not applicable.
* This Cross Reference Table is not part of the Indenture.

INDENTURE dated as of [            ], 20[    ] by and among ZaZa Energy Corporation, a Delaware corporation (the “Company”), the Guarantors (as defined herein) and [                        ], as trustee.

WHEREAS, the Company has duly authorized the issuance from time to time of its debentures, notes or other evidences of indebtedness (the “Securities”) to be issued in one or more Series (as defined herein) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture and to provide, among other things, for the authentication, delivery and administration thereof, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, each of the Initial Guarantors (as defined herein) has duly authorized the execution and delivery of this Indenture in order to provide for a Guarantee (as defined herein) by such Initial Guarantor of such Series of Securities (as defined herein) as to which such a Guarantee has been made applicable in accordance with the terms of this Indenture; and

WHEREAS, all things necessary to make this Indenture a valid indenture and agreement of the Company and each of the Initial Guarantors according to its terms have been done.

NOW, THEREFORE:

In consideration of the premises and the purchases of the Securities by the Holders (as defined herein) thereof, the Company, the Initial Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows.

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01                             Definitions.

“Additional Amounts” has the meaning specified in Section 4.07.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means:

(1)                                 with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)                                 with respect to a partnership, the board of directors of the general partner of the partnership;

(3)                                 with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)                                 with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Legal Holiday.

“Capital Stock” means:

(1)                                 in the case of a corporation, corporate stock;

(2)                                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                 in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” includes any stock of any class of the Company that has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company.

“Company” means ZaZa Energy Corporation, a Delaware corporation, and any and all successors thereto.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depositary” means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.02 hereof as the Depositary with respect to the Securities, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Exchange Act” means the Securities Exchange Act of 1934.

“Government Securities” means securities that are (1) direct obligations of the United States for the payment of which its full faith and credit is pledged; (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case under clauses (1) and (2) of this definition, are not callable or redeemable at the option of the issuers thereof; or (3) depository receipts issued by a bank or trust company as custodian with respect to any such U.S. Government Securities or a specific payment of interest on or principal of any such U.S. Government Securities held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Security evidenced by such depository receipt.

“Guarantee” means any guarantee of any Securities by a Guarantor as contemplated by Article 10; provided that the term “Guarantee,” when used with respect to the Securities of any Series means a guarantee of such Securities of such Series by a Guarantor of such Securities of such Series as contemplated by Article 10.

“Guarantors” means the Initial Guarantors and any other Person who shall have become a Guarantor under this Indenture pursuant to Section 2.02 or 9.02, in each case, until a successor Person shall have been substituted for such Guarantor pursuant to the applicable provisions of this Indenture, at which time references to such Guarantor shall mean such successor Person; provided that the term “Guarantor,” when used with respect to the Securities of any Series, means the Persons who shall from time to time be the guarantors of such Securities of such Series as contemplated by Article 10.

“Holder,” “Holder of Securities” or other similar terms means a Person in whose name a Security is registered in the Securities Register.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial Guarantors” means Toreador Resources Corporation, a Delaware corporation, ZaZa Energy Development, LLC, a Texas limited liability company, ZaZa Energy, LLC, a Texas limited liability company, ZaZa Holdings, Inc., a Delaware corporation, and ZaZa Petroleum Management, LLC, a Texas limited liability company.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Executive Vice President or Vice President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company or Guarantor, as applicable, by two Officers thereof, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company or Guarantor, as applicable, that meets the requirements of Section 13.05 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.05 hereof.  The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Original Issue Date” of any Security (or portion thereof) means the earlier of (a) the date of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

“Original Issue Discount” with respect to any Security, including an Original Issue Discount Security, has the same meaning as set forth in Section 1373 of the Internal Revenue Code of 1986, as in effect on the date hereof, or any successor provision, and the applicable regulations of the U.S. Department of the Treasury promulgated thereunder.

“Original Issue Discount Security” means any Security which provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” includes any stock of any class of the Company that has a preference over Common Stock in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Security” or “Securities” has the meaning stated in the first recital of this Indenture, or, as the case may be, Securities that have been authenticated and delivered under this Indenture.

“Series” or “Series of Securities” means a series of Securities and, except in Sections 2.02 and 2.12 and Articles 6, 7, and 13, the terms “Series” or “Series of Securities” shall also mean a Tranche in the event that the applicable Series may be issued in separate Tranches.

“Subsidiary” means, with respect to any specified Person:

(1)                                 any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)                                 any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa77bbbb).

“Tranche” means all Securities of the same Series which have the same issue date, maturity date, interest rate or method of determining interest, and, in the case of Original Issue Discount Securities, which have the same issue price.

“Trustee” means [                        ], until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving thereunder.

“United States” means the fifty states constituting the United States of America, its territories, its possessions and other areas subject to its jurisdictions as of the date of this Indenture.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

Section 1.02                             Other Definitions

Term	Defined in Section
“Agent Members”	2.16
“Authentication Order”	2.04
“Covenant Defeasance”	8.03
“Event of Default”	6.01
“Global Security”	2.02
“Legal Defeasance”	8.02
“Paying Agent”	2.05
“Payment Default”	6.01
“Registrar”	2.05
“Securities Register”	2.09

Section 1.03                             Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities;

“indenture securityholder” means a Holder of a Security;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Securities of any Series and the Guarantees means the Company and any Guarantors, respectively, and any successor obligor upon the Securities of any Series and the Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04                             Rules of Construction.

Unless the context otherwise requires:

(1)                                 a term has the meaning assigned to it;

(2)                                 “or” is not exclusive;

(3)                                 words in the singular include the plural, and in the plural include the singular;

(4)                                 “will” shall be interpreted to express a command;

(5)                                 provisions apply to successive events and transactions; and

(6)                                 references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2
SECURITIES

Section 2.01                             Form and Dating.

The Securities of each Series and the Trustee’s certificate of authentication will be substantially in the form (not inconsistent with this Indenture) as shall be established by or pursuant to a resolution of the Board of Directors and set forth in an Officers’ Certificate of the Company or in one or more indentures supplemental hereto, and any Guarantee by any Guarantor endorsed on or attached to any Security issued pursuant to this Indenture shall be substantially in such form (not inconsistent with this Indenture) as shall be established by or pursuant to a such resolution of such applicable Guarantor’s Board of Directors and set forth in an Officers’ Certificate of such Guarantor, or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto (the provisions of which shall be appropriate to reflect the terms of each Series of Securities and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture or any indenture supplemental hereto, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the Officers executing such Securities as evidenced by their execution of the Securities).

The definitive Securities and any Guarantee endorsed thereon or attached thereto, shall be printed, or may be produced in any other manner, all as determined by the Officers executing such Securities as evidenced by their execution of such Securities and, if any such Guarantee is executed by a Guarantor, by the Officers of such Guarantor executing such Guarantee, as evidenced by their execution of any such Guarantee.

Anything herein to the contrary notwithstanding, there shall be no requirement that any Security have endorsed thereon or attached thereto a Guarantee or a notation of a Guarantee, but such a Guarantee or notation of a Guarantee may be endorsed thereon or attached thereto as contemplated by this Section 2.01.

Section 2.02                             Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more Series.  There shall be established in or pursuant to a resolution of the Board of Directors and set forth in an Officers’ Certificate of the

Company, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any Series:

(1)                                 the title and ranking of the Securities of the Series (which title shall distinguish the Securities of the Series from all other Securities issued by the Company), including, as applicable, whether the Securities of such Series are convertible or exchangeable for other securities;

(2)                                 any limit upon the aggregate principal amount of the Securities of the Series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Sections 2.09, 2.10 or 2.13 or Article 3);

(3)                                 if other than 100% of its aggregate principal amount, the percentage of the aggregate principal amount at which the Securities of the Series will be offered;

(4)                                 the date or dates (whether fixed or extendable) on which the principal of the Securities of the Series is payable;

(5)                                 the rate or rates, which may be fixed or variable, at which the Securities of the Series shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable, the basis upon which interest shall be calculated if other than that of a 360-day year consisting of twelve 30-day months and the record dates for the determination of Holders to whom interest is payable;

(6)                                 any provisions relating to the issuance of the Securities of the Series at an Original Issue Discount;

(7)                                 the place or places where the principal of and interest on Securities of the Series shall be payable and where Securities of the Series may be surrendered for conversion or exchange (if other than as provided elsewhere in this Indenture);

(8)                                 whether any of such Securities are to be redeemable at the option of the Company, and if so, the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the Series may be so redeemed, in whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise;

(9)                                 if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the Securities of the Series which shall be payable upon declaration of acceleration of the maturity date thereof pursuant to Section 6.02 or provable in bankruptcy pursuant to Section 6.09, or, if applicable, which is convertible or exchangeable in accordance with the provisions of such Securities or the resolution of the Board of Directors or the supplemental indenture pursuant to which such Securities are issued;

(10)                          the obligation, if any, of the Company to redeem, purchase or repay Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the price or prices, at which, and the period or periods within which, and the terms and conditions upon which Securities of the Series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation (including, without limitation, the terms or method of payment thereof if other than cash), and any provision for the remarketing of the Securities;

(11)                          if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the Series shall be issuable;

(12)                          whether the Securities of the Series will be certificated and, if so, the form of the Securities, including such legends as required by law or as the Company deems necessary or appropriate, the form of any temporary global security which may be issued;

(13)                          whether Securities of the Series are issuable in Tranches;

(14)                          the obligations, if any, of the Company to permit the conversion or exchange of the Securities of such Series into Common Stock, Preferred Stock or other Capital Stock or property, or combination thereof, and the terms and conditions upon which such conversion shall be effected (including, without limitation, the initial conversion or exchange price or rate, the conversion or exchange period, the provisions for conversion or exchange price or rate adjustments and any other provision relative to such obligation) and any limitations on the ownership or transferability of the securities or property into which Holders of the Securities may convert or exchange the Securities;

(15)                          if other than the Trustee, any trustees, authenticating or Paying Agents, transfer agents or registrars or any other agents with respect to the Securities of such Series;

(16)                          if the Securities of such Series do not bear interest, the applicable dates for purposes of Section 4.01 hereof;

(17)                          any deletions from, modifications of or additions to (a) the Events of Default or covenants of the Company, if any, with respect to Securities of the Series or (b) the right of the Trustee or the Holders of such Securities pursuant to Section 6.01; whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

(18)                          if the amount of payments of principal of, and make-whole amount, if any, and interest on, the Securities of the Series may be determined with reference to an index, the manner in which such amounts shall be determined;

(19)                          any deletions from, modifications of or additions to any other affirmative or negative covenants with respect to the Securities of such Series;

(20)                          whether the Securities of such Series shall be issued in whole or in part in the global form of one or more Securities (a “Global Security”) and in such case, (a) the Depositary for such Securities, which Depositary must be a clearing agency registered under the Exchange Act; (b) the circumstances under which any such Global Securities may be exchanged for Global Securities registered in the name of, and under which any transfer of such Global Securities may be registered in the name of, any Person other than such Depositary or its nominee, if other than as set forth in Section 2.16; and (c) any other provisions regarding such Global Securities which provisions may be in addition to or in lieu of, in whole or in part, the provisions of Section 2.16;

(21)                          whether and under what circumstances the Company will pay Additional Amounts as contemplated by Section 4.07 on the Securities of the Series to any Holder who is a Non-U.S. Person (including any modification to the definition of such term) in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Securities rather than pay such Additional Amounts (and the terms of any such option);

(22)                          whether the Securities of the Series, in whole or in specified part, will not be defeasible pursuant to Section 8.02 or 8.03, or both such Sections, and, if the Securities may be defeased, in whole or in specified part, pursuant to either or both such Sections, any provisions to permit a pledge of obligations other than Government Obligations (or the establishment of other arrangements) to satisfy the requirements of Section 8.04 for defeasance of the Securities and, if other than by a resolution of the Board of Directors, the manner in which any election by the Company to defease the Securities will be evidenced;

(23)                          if the Securities of such Series are to be guaranteed by any Guarantors, the names of any Guarantors of the Securities of such Series (which may, but need not, include any or all of the Initial Guarantors) and the terms of the Guarantees of the Securities of such Series, including any deletions from, or modifications of or additions to, the provisions of Article 10 or any other provisions of this Indenture in connection therewith;

(24)                          whether the Securities of such Series are to be secured by any property, assets or other collateral and, if so, the applicable collateral, any deletions from, modifications of or additions to the provisions of Article 12; and

(25)                          any other terms or conditions upon which the Securities of the Series are to be issued (which terms shall not be inconsistent with the provisions of this Indenture).

If the Securities of any Series are to be guaranteed by any Guarantor pursuant to Article 10, there shall be established in or pursuant to one or more resolutions of such Guarantor’s Board of Directors and set forth in an Officers’ Certificate of such Guarantor, or established in one or more indentures supplemental hereto, prior to the issuance of such Securities, the terms of the Guarantee by such Guarantor with respect to such Securities, which terms may differ from those set forth in Article 10.

All Securities of any one Series shall be substantially identical except as to denomination, except as provided in the immediately succeeding paragraph, and except as may otherwise be provided in or pursuant to such resolution of the Board of Directors or in any such indenture supplemental hereto.  All Securities of any one Series need not be issued at the same time, and unless otherwise provided, a Series may be reopened, without the consent of the Holders, for issuances of additional Securities of such Series or to establish additional terms of such Series of Securities (which additional terms shall only be applicable to unissued or additional Securities of such Series).

Each Series may be issued in one or more Tranches.  Except as provided in the foregoing paragraph, all Securities of a Tranche shall have the same issue date, maturity date, interest rate or method of determining interest, and, in the case of Original Issue Discount Securities, the same issue price.

Section 2.03                             Execution of Securities and Guarantees.

At least one Officer must sign the Securities and, if any Guarantee is to be endorsed on or attached to any Securities, and if such Guarantee provides for the execution thereof by the applicable Guarantor (it being understood and agreed that any such Guarantee may, but need not, provide for execution by the applicable Guarantor), such Guarantee, for the Company or such Guarantor, as applicable, by manual or facsimile signature.  Typographical and other minor errors or defects in any such reproduction of any such signature shall not affect the validity or enforceability of any Security or any Guarantee that has been duly authenticated and delivered by the Trustee.  If an Officer whose signature is on a Security or any Guarantee no longer holds that office at the time a Security or any Guarantee, if any, is authenticated, the Security or any Guarantee will nevertheless be valid.  A Security or any Guarantee will not be valid until authenticated by the manual signature of the Trustee.  The signature will be conclusive evidence that the Security or any Guarantee has been authenticated under this Indenture.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate any Securities or any Guarantees, if any.  An authenticating agent may authenticate Securities or any Guarantees, if any, whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.04                             Authentication and Delivery of Securities

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any Series, together with, if the terms of such Securities provide for the endorsement thereon or attachment thereto of any Guarantees by any Guarantors, such Guarantees endorsed thereon or attached thereto and, if such terms so provide, executed by such Guarantors, to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver such Securities with any such Guarantees endorsed thereon or attached thereto, to or upon the written order of the Company or such Guarantors, signed by any Officer of the Company, and if applicable, such Guarantors (in “Authentication Order”).  In authenticating such Securities appertaining thereto, with any such Guarantees endorsed thereon or attached thereto, and accepting the additional responsibilities under this Indenture in relation to such Securities and Guarantees, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon:

(1)                                 a certified copy of any resolution or resolutions of the Company’s Board of Directors or any Guarantor’s Board of Directors authorizing the action taken pursuant to the resolution or resolutions delivered under clause (2) below;

(2)                                 a copy of any resolution or resolutions of the Company’s Board of Directors relating to such Series or any resolution or resolutions of each applicable Guarantor’s Board of Directors relating to such Guarantor’s Guarantee, in each case, certified by the secretary or an assistant secretary of the Company or Guarantor, as applicable;

(3)                                 an executed supplemental indenture, if any;

(4)                                 an Officers’ Certificate of the Company setting forth the form and terms of the Securities of such Series as required pursuant to Sections 2.01 and 2.02, respectively, and prepared in accordance with Sections 13.04 and 13.05;

(5)                                 an Officers’ Certificate of each applicable Guarantor setting forth the form and terms of such Guarantor’s Guarantee of such Series as required pursuant to Sections 2.01 and 2.02, respectively, and prepared in accordance with Section 13.04 and 13.05;

(6)                                 at the option of the Company, either an Opinion of Counsel, prepared in accordance with Sections 13.04 and 13.05, or a letter addressed to the Trustee allowing the Trustee to rely on an Opinion of Counsel, substantially to the effect that:

(a)                                 the form or forms and terms of such Securities have been established by or pursuant to a resolution of the Board of Directors or by a supplemental indenture as permitted by Sections 2.01 and 2.02 in conformity with the provisions of this Indenture; and

(b)                                 such Securities have been duly authorized, and, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(7)                                 at the option of each applicable Guarantor, either an Opinion of Counsel, prepared in accordance with Sections 13.04 and 13.05, or a letter addressed to the Trustee allowing the Trustee to rely on an Opinion of Counsel, substantially to the effect that:

(a)                                 the form or forms and terms of such Guarantor’s Guarantee, if any, have been duly established by or pursuant to a resolution of such Guarantor’s Board of Directors or by a supplemental indenture as permitted by Sections 2.01 and 2.02, respectively, in conformity with the provisions of this Indenture; and

(b)                                 such Guarantee, if any, has been duly authorized, and, when such Securities with such Guarantee endorsed thereon or attached thereto are authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, such Guarantee will constitute a valid and binding obligation of such Guarantor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or of law;

provided, however, that in the case of any Series issuable in Tranches, if the Trustee has previously received the documents referred to in Section 2.4(1)-(7) with respect to such Series, the Trustee shall authenticate and deliver Securities of such Series executed and delivered by the Company and, if required, any Guarantor of any Guarantee endorsed thereon or attached thereto, for original issuance upon receipt by the Trustee of an Authentication Order.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such Securities may not lawfully be issued by the Company, or, if the terms of such Securities provide for the endorsement thereon or attachment thereto of any Guarantees by any Guarantors, that any such Guarantee may not lawfully be made, or if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under this Indenture in a manner not reasonably acceptable to the Trustee.

Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 2.14, together with a written statement (which need not comply with Sections 13.04 and 13.05 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 2.05                             Registrar and Paying Agent.

The Company will maintain an office or agency where Securities may be presented for registration of transfer or for exchange pursuant to Section 2.09 hereof (“Registrar”) and an office or agency where Securities may be presented for payment (“Paying Agent”).  The Registrar will keep a register of the Securities and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to any Global Securities.

Section 2.06                             Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders of the Securities of any Series or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, and interest on, if any, the Securities of any Series and will notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money.  If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders of the Securities of any Series all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Securities of any Series.

Section 2.07                             Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA §312(a).  If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA §312(a).

Section 2.08                             Denomination and Date of Securities; Payments of Interest.

The Securities of any Series shall be issuable in definitive registered form without coupons and in such denominations as shall be specified as contemplated by Section 2.02.  In the absence of any such specification with respect to the Securities of any Series, the Securities of such Series shall be issuable in denominations of $1,000 and any multiple thereof and interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Securities of any Series shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plan as the Officers of the Company executing the same may determine with the approval of the Trustee as evidenced by the execution and authentication thereof.

Each Security shall be dated the date of its authentication, shall bear interest from the date and shall be payable on the dates, in each case, which shall be specified as contemplated by Section 2.02.

Interest on any Security which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for the payment of such interest.

The term “record date” as used with respect to any interest payment date (except for a date for payment of defaulted interest) shall mean the date specified as such in the terms of the Securities of any Series, or, if no such date is so specified, if such interest payment date is the first day of a calendar month, the close of business on the fifteenth day of the next preceding calendar month or, if such interest payment date is the fifteenth day of a calendar month, the close of business on the first day of such calendar month, whether or not such record date is a Business Day.

Any interest on any Security of any Series which is payable, but is not punctually paid or duly provided for, on any interest payment date (called “defaulted interest” for the purpose of this Section 2.08) shall forthwith cease to be payable to the registered Holder on the relevant record date by virtue of his having been such Holder; and such defaulted interest may be paid by the Company, at its election in each case, as provided in clause (a) or clause (b) below:

(a)                                 The Company may elect to make payment of any defaulted interest to the Persons in whose names any such Securities (or their respective predecessor Securities) are registered at the close of business on a special record date for the payment of such defaulted interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security of such Series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as in this clause provided.  Thereupon the Trustee shall fix a special record date for the payment of such defaulted interest in respect of Securities of such Series which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such defaulted interest and the special record date thereof to be mailed, first class postage prepaid, to each Holder at his address as it appears in the Security register, not less than 10 days prior to such special record date.  Notice of the proposed payment of such defaulted interest and the special record date therefor having been mailed as aforesaid, such defaulted interest in respect of Securities of such Series shall be paid to the Person in whose names such Securities (or their respective predecessor Securities) are registered on such special record date and such defaulted interest shall no longer be payable pursuant to the following clause (b).

(b)                                 The Company may make payment of any defaulted interest on the Securities of any Series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of that Series may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.

Any defaulted interest payable in respect of any Security of any Series which is not a Security shall be payable pursuant to such procedures as may be satisfactory to the Trustee in such manner that there is no discrimination as between the Holders of Securities and other Securities of the same Series, and notice of the payment date therefor shall be given by the Trustee, in the name and at the expense of the Company, by publication at least once in a newspaper of general circulation in New York, New York.

Subject to the foregoing provisions of this Section 2.08, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

In the case of any Security which is converted into Common Stock or Preferred Stock after any regular record date and on or prior to the next succeeding interest payment date (other than any Security whose maturity is prior to such interest payment date), interest whose stated maturity is on such interest payment date shall be payable on such interest payment date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on such regular record date.  Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security which is converted, interest whose stated maturity is after the date of conversion of such Security shall not be payable.

Section 2.09                             Transfer and Exchange.

(a)                                 Transfer and Exchange of Securities.

(1)                                 The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Sections 2.05 and 4.02  being herein sometimes collectively referred to as the “Securities Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Registrar” for the purposes of registration and transfer of Securities as herein provided.

(2)                                 Upon surrender for registration of transfer of any Securities of any Series at an office or agency of the Company designated pursuant to Sections 2.05 and 4.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of such Series of any authorized denominations, of a like aggregate principal amount.

(3)                                 At the option of the Holder, Securities of any Series may be exchanged for other Securities of the same Series, of any authorized denominations, of a like aggregate principal amount, upon surrender of the Securities of such Series to be exchanged at such office or agency, and upon payment, if the Company shall so require, of the charges hereinafter provided. Whenever any Securities are so surrendered for exchange, the

Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

(b)                                 General Provisions Relating to Transfers and Exchanges.

(1)                                 To permit registrations of transfers and exchanges, the Company will execute and the Trustee with authenticate Securities upon receipt of an Authentication Order in accordance with Section 2.04 hereof or at the Registrar’s request.

(2)                                 No service charge will be made to a Holder of a beneficial interest in a Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.09 and 9.05 and Article 3 hereof).

(3)                                 The Registrar will not be required to register the transfer of or exchange of any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(4)                                 Every Security presented or surrendered for registration of transfer or exchange shall (if so required by the Company, any applicable Guarantor or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed, by the Holder thereof or his attorney duly authorized in writing.

(5)                                 All Securities issued upon any registration of transfer or exchange will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture and the applicable Guarantees, as the Securities surrendered upon such registration of transfer or exchange.

(6)                                 Neither the Registrar nor the Company will be required:

(A)                               to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities of such Series for redemption under Article 3 hereof and ending at the close of business on the day of selection;

(B)                               to register the transfer of or to exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part; or

(C)                               to register the transfer of or to exchange a Security between a record date and the next succeeding interest payment date.

(7)                                 Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(8)                                 The Trustee will authenticate Securities in accordance with Section 2.04 hereof.

(9)                                 Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry.

(10)                          All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.09 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.10                             Replacement Securities.

If any mutilated Security is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a new Security of the same Series, bearing a number not contemporaneously outstanding, if the Trustee’s requirements are met.  If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder thereof that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced.  The Company may charge for its expenses in replacing a Security.

Upon the issuance of any substitute Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.  In case any Security which has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee and any agent of the Company or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

Every replacement Security is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

Section 2.11                             Outstanding Securities.

The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Security effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.11 as not outstanding.  Except as set forth in Section 2.12 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.10 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

If the principal amount of any Security is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Securities payable on that date, then on and after that date such Securities will be deemed to be no longer outstanding and will cease to accrue interest.

Securities discharged pursuant to Article 11 or with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Section 8.02 or 8.03, to the extent such Securities are not reinstated pursuant to Section 8.07 will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.12                             Treasury Securities.

In determining whether the Holders of the required principal amount of Securities of such Series have concurred in any direction, waiver or consent, Securities of such Series owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Securities of such Series that the Trustee knows are so owned will be so disregarded.

Section 2.13                             Temporary Securities.

Until certificates representing the Securities are ready for delivery the Company, and, if applicable, any applicable Guarantors, may prepare and execute and the Trustee, upon receipt of an Authentication Order, will authenticate and deliver temporary Securities for such Series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee).  Temporary Securities of any Series may be issued in any authorized denomination, and substantially in the form of the definitive Securities of such Series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company with the concurrence of the Trustee.  Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate.  Every temporary Security shall be executed by the Company, and, if applicable, any applicable

Guarantors, and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities.  Without unreasonable delay the Company, and, if applicable, any applicable Guarantors, shall execute and shall furnish definitive Securities of such Series and thereupon temporary Securities of such Series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Company for that purpose pursuant to Sections 2.05 and 4.02, and the Trustee shall authenticate and deliver in exchange for such temporary Securities of such Series a like aggregate principal amount of definitive Securities of the same Series of authorized denominations.

Holders of temporary Securities will be entitled to all of the benefits of this Indenture.

Section 2.14                             Cancellation.

The Company at any time may deliver Securities of such Series to the Trustee for cancellation.  The Registrar and Paying Agent will forward to the Trustee any Securities of such Series surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else will cancel all Securities of such Series surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Securities of such Series (subject to the record retention requirement of the Exchange Act).  Certification of the destruction of all canceled Securities of such Series will be delivered to the Company.  The Company may not issue new Securities of such Series to replace Securities of such Series that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.15                             CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee of any change in the CUSIP numbers.

Section 2.16                             Book-Entry Provisions for Global Security.

(a)                                 Any Global Security of a Series initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as Custodian for such Depository and (iii) bear any required legends.  Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its Custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the

Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(b)                                 Transfers of any Global Security shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Security may be transferred or exchanged for definitive Securities in accordance with the rules and procedures of the Depository.  Definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security only if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Security and a successor depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing.

(c)                                  In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more definitive Securities are to be issued) reflect on the Securities Register the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more definitive Securities of like tenor and amount.

(d)                                 In connection with the transfer of an entire Global Security to beneficial owners pursuant to paragraph (b), the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of definitive Securities of authorized denominations.

(e)                                  The Holder of any Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities of such Series.

Section 2.17                             Form of Conversion Notice.

The form of any conversion notice for the conversion of Securities into shares of Common Stock, Preferred Stock or other securities of the Company shall be in substantially the form included with the applicable form of Securities as shall be established pursuant to Section 2.02.

ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01                             Applicability of Article.

Securities of any Series which are redeemable before their stated maturity shall be redeemable in accordance with their terms and (except as otherwise specified, as contemplated by Section 2.02 for Securities of any Series) in accordance with this Article 3; provided, however, that if any provision of any such Security shall conflict with any provision of this Article 3, the provision of such Security shall govern.

Section 3.02                             Election To Redeem; Notice to Trustee.

The right of the Company to elect to redeem any Securities of any Series shall be set forth in the terms of such Securities of such Series established in accordance with Section 2.02. In the case of any redemption of Securities of such Series prior to the expiration of any restriction on such redemption provided in the terms of such Securities of such Series or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.

Section 3.03                             Notices to Trustee.

If the Company elects to redeem Securities of any Series pursuant to this Indenture or the terms of the Securities of any Series established pursuant to Section 2.02 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before the redemption date of any redemption permitted hereunder, an Officers’ Certificate setting forth:

(1)                                 the clause of this Indenture pursuant to which the redemption shall occur;

(2)                                 the redemption date;

(3)                                 the principal amount of Securities of any Series to be redeemed; and

(4)                                 the redemption price.

Section 3.04                             Selection of Securities to Be Redeemed or Purchased.

If less than all of the Securities of any Series are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Securities of such Series for redemption by such method as may be specified by the terms of such Securities of such Series or, if no such method is so specified, by such method as the Trustee shall deem appropriate and which may provide for the selection for redemption of portions of the principal amount of Securities of such Series, unless otherwise required by law or applicable stock exchange or depositary requirements.

In the event of partial redemption or purchase by lot, the particular Securities of any Series to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Securities of such Series not previously called for redemption or purchase.

The Trustee will promptly notify the Company in writing of the Securities of such Series selected for redemption or purchase and, in the case of any Security selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased.  Securities of such Series and portions of such Securities selected will be in multiples equal to the minimum authorized denomination for Securities of such Series.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities of any Series called for redemption or purchase also apply to portions of such Securities called for redemption or purchase.

Section 3.05                             Notice of Redemption.

At least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Securities are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof.

The notice will identify the Securities to be redeemed and will state:

(1)                                 the redemption date;

(2)                                 the redemption price;

(3)                                 if any Securities of any Series is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Security;

(4)                                 the name and address of the Paying Agent;

(5)                                 that Securities of any Series called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)                                 that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case;

(7)                                 that, unless the Company defaults in making such redemption payment, interest on Securities of any Series called for redemption ceases to accrue on and after the redemption date;

(8)                                 the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities of such Series called for redemption are being redeemed; and

(9)                                 that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date (or a shorter period as agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.06                             Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.05 hereof, Securities of such Series called for redemption become irrevocably due and payable on the redemption date at the redemption price.  On and after the redemption date, interest ceases to accrue on Securities of such Series or portions thereof, called for redemption.

Section 3.07                             Deposit of Redemption or Purchase Price.

Not later than 10:00 a.m. Eastern Time on the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of, accrued interest, if any, on all Securities of such Series to be redeemed or purchased on that date.  The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, accrued interest, if any, on all Securities of such Series to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Securities of such Series or the portions thereof called for redemption or purchase, any Guarantees endorsed thereon or attached thereto shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities or Guarantees except the right to receive the redemption price and unpaid interest to the date fixed for redemption.  If a Security is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such record date.  If any Security called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities of such Series and in Section 4.01 hereof.

Section 3.08                             Securities Redeemed or Purchased in Part.

Upon surrender of any Security redeemed in part only, the Company, and, if the terms of such Security provide for the endorsement thereon or attachment thereto of any Guarantee by any Guarantor and such terms provide for the execution of such Guarantee by such Guarantor, such Guarantor, will execute and the Trustee will authenticate for the Holder at the expense of the Company a new Security together with any such Guarantee endorsed thereon or attached thereto, equal in principal amount to the unredeemed or unpurchased portion of the Security surrendered.

Section 3.09                             Exclusion of Certain Securities from Eligibility for Selection for Redemption.

Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized Officer of the Company or any Guarantor and delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by, either (a) the Company or such Guarantor, as the case may be, or (b) an entity specifically identified in such written statement directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or such Guarantor, as the case may be.

ARTICLE 4
COVENANTS

Section 4.01                             Payment of Securities.

The Company will pay or cause to be paid the principal of, premium on, if any, and interest on, if any, the Securities of each Series in accordance with the terms of the Securities of such Series established pursuant to Section 2.02 hereof and this Indenture.

Section 4.02                             Maintenance of Office or Agency.

So long as any of the Securities remain outstanding, the Company will maintain the following for each Series:  an office or agency (which may be the office of the Trustee or any affiliate of the Trustee, or the Registrar or any co-registrar): (a) where the Securities may be presented for payment; (b) where the Securities may be presented for registration of transfer and for exchange as provided in this Indenture; and (c) where notices and demands to or upon the Company or any Guarantor in respect of the Securities or of this Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and  any change in location, of such office or agency.  If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.02 hereof.

Section 4.03                             Reports.

(a)                                 So long as any Securities are outstanding, the Company will furnish to the Holders or cause the Trustee to furnish to the Holders (or file with the SEC for public availability), within the time periods specified in the SEC’s rules and regulations:

(1)                                 all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and

(2)                                 all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports.  The Company will at all times comply with TIA §314(a).

If the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in this Section 4.03(a) with the SEC within the time periods specified in the rules and regulations applicable to such reports for non-accelerated filers unless the SEC will not accept such a filing.  The Company will not take any action for the purpose of causing the SEC not to accept any such filings.  If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in this Section 4.03(a) on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

(b)                                 The Company will be deemed to have furnished such reports to the Trustee and the Holders of Securities if it has filed such reports with the SEC using the EDGAR filing system and such reports are publicly available.

Section 4.04                             Compliance Certificate.

(a)                                 The Company and any Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium on, if any, and interest on, if any, the Securities of such Series is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)                                 So long as any of the Securities of such Series are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05                             Appointment to Fill a Vacancy in Office of Trustee.

The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.08, a Trustee, so that there shall at all times be a Trustee with respect to each Series of Securities hereunder.

Section 4.06                             Paying Agents.

Whenever the Company shall appoint a Paying Agent other than the Trustee with respect to the Securities of any Series, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 4.06:

(a)                                 that it will hold all sums received by it as such Paying Agent for the payment of the principal of or interest on the Securities of such Series (whether such sums have been paid to it by the Company or by any Guarantor or other obligor on the Securities of such Series) in trust for the benefit of the Holders of the Securities of such Series or of the Trustee, and upon the occurrence of an Event of Default and upon the written request of the Trustee, pay over all such sums received by it to the Trustee,

(b)                                 that it will give the Trustee notice of any failure by the Company (or by any Guarantor or other obligor on the Securities of such Series) to make any payment of the principal of or interest on the Securities of such Series when the same shall be due and payable, and

(c)                                  that it will give the Trustee notice of any change of address of any Holder of which it is aware.

The Company will, on or prior to each due date of the principal of or interest on the Securities of such Series, deposit with the Paying Agent a sum sufficient to pay such principal or interest so becoming due, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action.

If the Company shall act as its own Paying Agent with respect to the Securities of any Series, it will, on or before each due date of the principal of or interest on the Securities of such Series, set aside, segregate and hold in trust for the benefit of the Holders of the Securities of such Series a sum sufficient to pay such principal or interest so becoming due.  The Company will promptly notify the Trustee of any failure to take such action.

Anything in this Section 4.06 to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all Series of Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for any such Series by the Company or any Paying Agent hereunder, as required by this Section 4.06, such sums to be held by the Trustee upon the trusts herein contained.

Anything in this Section 4.06 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.06 is subject to the provisions of Sections 8.05 and 8.06.

Section 4.07                             Additional Amounts.

If Securities of a Series provide for the payment of additional amounts to any Holder who is a Non-U.S. Person in respect of any tax, assessment or governmental charge (“Additional Amounts”), the Company will pay to the Holder of any Security of such Series such Additional Amounts as may be so provided by Section 2.02.  Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or interest on, or in respect of, any Security of  a Series or the net proceeds received on the sale or exchange of  a Security of a Series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for by the terms of such Series established pursuant to Section 2.02 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

Except as otherwise specified as contemplated by Section 2.02, if the Securities of a Series provide for the payment of Additional Amounts, at least 10 days prior to each date of payment of principal or interest on which any Additional Amount shall be payable, the Company will furnish the Trustee and the Company’s principal Paying Agent or Paying Agents, if other than the Trustee, with a compliance certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of or interest on the Securities of that Series shall be made to Holders of Securities of that Series who are Non-U.S. Persons without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of that Series.  If any such withholding shall be required, then such compliance certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities of that Series and the Company will pay to the Trustee or such Paying Agent the Additional Amounts required by the terms of such Securities.  The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to this Section 4.07 or in the event the Trustee shall not withhold or deduct any sums as a result of the non-receipt of such Officers’ Certificate pursuant to this Section 4.07.

Section 4.08                             Calculation of Original Issue Discount and Other Amounts.

The Company shall promptly, at the end of each calendar year, calculate the Original Issue Discount accrued on outstanding Securities as of the end of such year and shall determine whether the amount of Original Issue Discount qualifies for the de minimis exception rule as set forth in Section 1273(a)(3) of the Internal Revenue Code of 1986, as amended from time to time.  If such calculated amount does not qualify for the de minimis exception rule, then the Company shall subsequently file with the Trustee no later than January 15th of each calendar year (a) a written notice specifying the amount of Original Issue Discount (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year and (b) such other specific information relating to such Original Issue Discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

ARTICLE 5
SUCCESSORS

Section 5.01                             Merger, Consolidation or Sale of Assets.

(a)                                 The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)                                 either:

(A)                               the Company is the surviving corporation; or

(B)                               the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia; and, if such entity is not a corporation, a co-obligor of the Securities is a corporation organized or existing under any such laws;

(2)                                 the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Securities of such Series and this Indenture pursuant to agreements reasonably satisfactory to the Trustee;

(3)                                 immediately after such transaction, no Default or Event of Default has occurred and is continuing; and

(4)                                 the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

(b)                                 In addition, the Company will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

(c)                                  This Section 5.01 will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Subsidiaries or (1) any merger or consolidation of the Company with or into one of its Subsidiaries for any purpose or (2) with or into an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction.

Section 5.02                             Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of, premium on, if any, and interest on, if any, the Securities of such Series except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01                             Events of Default.

In case one or more of the following events of default (unless it is either inapplicable to a particular Series or it is specifically deleted from or modified in the instrument establishing such Series and the form of Security for such Series) shall have occurred and be continuing with respect to any Series of Securities (an “Event of Default”), that is to say:

(1)                                 default for 30 days in the payment when due of interest, if any, on, any Security of such Series;

(2)                                 default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium on, if any, any Security of such Series;

(3)                                 failure by the Company to comply with any of the covenants or agreements (other than a covenant or agreement in respect of the Securities of such Series a default of whose performance or whose breach is elsewhere in this Section specifically dealt with) of the Company in this Indenture or the Securities of such Series for 90 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities of all Series then outstanding affected by such failure to comply;

(4)                                 the Company:

(A)                               commences a voluntary case,

(B)                               consents to the entry of an order for relief against it in an involuntary case,

(C)                               consents to the appointment of a custodian of it or for all or substantially all of its property,

(D)                               makes a general assignment for the benefit of its creditors, or

(E)                                generally is not paying its debts as they become due;

(5)                                 a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                               is for relief against the Company;

(B)                               appoints a custodian of the Company; or

(C)                               orders the liquidation of the Company;

and the order or decree remains unstayed and in effect for 60 consecutive days;

(6)                                 except as permitted by this Indenture, any Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Guarantee; or

(7)                                 any other Event of Default provided in the supplemental indenture or resolution of the Board of Directors under which such Series of Securities is issued or in the form of Security for such Series.

Section 6.02                             Acceleration.

In the case of an Event of Default specified in clause (4) or (5) of Section 6.01 hereof, all outstanding Securities of such Series will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities of such Series may declare all the Securities of such Series to be due and payable immediately.

Upon any such declaration, the Securities of such Series shall become due and payable immediately.

The Holders of a majority in aggregate principal amount of the then outstanding Securities of such Series by written notice to the Trustee may, on behalf of all of the Holders of all the Securities of such Series, rescind an acceleration and its consequences hereunder, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal of, premium on, if any, interest, if any, on the Securities of such Series that has become due solely because of the acceleration) have been cured or waived.

Section 6.03                             Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium on, if any, and interest on, if any, the Securities of such Series or to enforce the performance of any provision of the Securities of such Series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of any Securities of such Series or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of any Securities of such Series  in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04                             Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Securities of any Series by written notice to the Trustee may, on behalf of the Holders of all of the Securities of such Series, waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, and interest on, if any, the Securities of such Series (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Securities of each Series so affected may rescind an acceleration and its consequences, including any related Payment Default that resulted from such acceleration.  In the case of any such waiver, the Company, any applicable Guarantors, the Trustee, and the Holders of the Securities of such Series shall be restored to their former positions and rights hereunder, respectively.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05                             Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Securities of each Series affected (with each Series treated as a separate class) may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of the Securities of all Series so affected or that may involve the Trustee in personal liability.

Section 6.06                             Limitation on Suits.

No Holder of any Securities of such Series so affected may pursue any remedy with respect to this Indenture or the Securities of such Series unless:

(1)                                 such Holder has previously given to the Trustee written notice that an Event of Default is continuing;

(2)                                 Holders of at least a majority in aggregate principal amount of the then outstanding Securities of each Series so affected make a written request to the Trustee to pursue the remedy;

(3)                                 such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4)                                 the Trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)                                 during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Securities of each Series so affected do not give the Trustee a direction inconsistent with such request.

A Holder of any Securities of such Series may not use this Indenture to prejudice the rights of another Holder of Securities of such Series or to obtain a preference or priority over another Holder of Securities of such Series.

Section 6.07                             Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of any Securities of such Series to receive payment of principal of, premium on, if any, and interest on, if any, such Security, on or after the respective due dates expressed in such Security (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08                             Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium on, if any, interest, if any, remaining unpaid on, the Securities of such Series so affected and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09                             Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Securities of each Series so affected allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities of such Series), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the

Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that such Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any such Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of such Series or the rights of any such Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10                             Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:                                          to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:                            in case the principal of the Securities of such Series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such Series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest is permissible by law and has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest specified in such Securities, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

Third:                                      in case the principal of the Securities of such Series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such Series for principal and interest, with interest upon the overdue principal, and (to the extent that payment of such interest is permissible by law and that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest specified in the Securities of such Series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such Series, then to the payment of such principal and interest without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Security of such Series over any other Security of such Series, ratably to the aggregate of such principal and accrued and unpaid interest; and

Fourth:                              to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Securities of such Series pursuant to this Section 6.10.

Section 6.11                             Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of Securities of each Series so affected pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Securities of such Series.

ARTICLE 7
TRUSTEE

Section 7.01                             Duties of Trustee.

(a)                                 If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(1)                                 the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                 in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                 this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)                                 the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                 the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)                                  No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.  The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders of Securities of any Series, unless such Holder has offered to the Trustee reasonable written security and indemnity satisfactory to it against any loss, liability or expense.

(f)                                   The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02                             Rights of Trustee.

(a)                                 The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                                 The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f)                                   The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any

Series unless such Holders have offered to the Trustee reasonable indemnity or security satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

Section 7.03                             Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities of any Series and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04                             Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities of any Series, it shall not be accountable for the Company’s use of the proceeds from the Securities of such Series or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Securities of such Series or any other document in connection with the sale of the Securities of such Series or pursuant to this Indenture other than its certificate of authentication.

Section 7.05                             Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Securities of any Series a notice of the Default or Event of Default within 90 days after it becomes aware of the Default or Event of Default.  Except in the case of a Default or Event of Default in payment of principal of, premium on, if any, and interest on, if any, any Securities of such Series, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Securities of such Series.

Section 7.06                             Reports by Trustee to Holders of the Securities.

(a)                                 Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Securities of any Series remain outstanding, the Trustee will mail to the Holders of the Securities of such Series a brief report dated as of such reporting date that complies with TIA §313(a) (but if no event described in TIA §313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also will comply with TIA §313(b).  The Trustee will also transmit by mail all reports as required by TIA §313(c).

(b)                                 A copy of each report at the time of its mailing to the Holders of Securities of such Series will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Securities of such Series are listed in accordance with TIA

§313(d).  The Company will promptly notify the Trustee when the Securities of such Series are listed on any stock exchange.

Section 7.07                             Compensation and Indemnity.

(a)                                 The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder.  The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust.  The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)                                 The Company and any Guarantors will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and any Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, any Guarantors, any Holder of Securities of any Series or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith.  The Trustee will notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder.  The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense.  The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel.  Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)                                  The obligations of the Company and any Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture.

(d)                                 To secure the Company’s and any Guarantors’ payment obligations in this Section 7.07, the Trustee will have a lien prior to the Securities of any Series on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium on, if any, interest or Special Interest, if any, on, the particular Securities of any Series.  Such lien will survive the satisfaction and discharge of this Indenture.

(e)                                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(4) or (5) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)                                   The Trustee will comply with the provisions of TIA §313(b) to the extent applicable.

Section 7.08                             Replacement of Trustee.

(a)                                 A resignation or removal of the Trustee with respect to one or more or all Series of Securities and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)                                 The Trustee may resign with respect to one or more or all Series of Securities in writing at any time and be discharged from the trust hereby created by so notifying the Company.  The Holders of a majority in aggregate principal amount of the then outstanding Securities of such Series may remove the Trustee with respect to the Securities of such Series by so notifying the Trustee and the Company in writing.  The Company may remove the Trustee with respect to one or more or all Series of Securities if:

(1)                                 the Trustee fails to comply with Section 7.10 hereof;

(2)                                 the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)                                 a custodian or public officer takes charge of the Trustee or its property; or

(4)                                 the Trustee becomes incapable of acting.

(c)                                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason with respect to one or more Series of Securities, the Company will promptly appoint a successor Trustee with respect to such Series of Securities.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Securities of such Series may appoint a successor Trustee with respect to such Series of Securities to replace the successor Trustee appointed by the Company.

(d)                                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Securities of such Series may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such Series of Securities.

(e)                                  If the Trustee, after written request by any Holder of Securities of such Series who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee with respect to such Series of Securities and the appointment of a successor Trustee.

(f)                                   A successor Trustee with respect to such Series of Securities will deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture with respect to such Series of Securities.  The successor Trustee will mail a notice of its succession to Holders of Securities of such Series.  The retiring Trustee will promptly transfer all property held with respect to such Series of Securities by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in Section

7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09                             Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers or sells all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10                             Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA §310(a)(1), (2) and (5).  The Trustee is subject to TIA §310(b).

Section 7.11                             Preferential Collection of Claims Against Company.

The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b).  A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01                             Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Securities of any Series upon compliance with the conditions set forth below in this Article 8.

Section 8.02                             Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of any Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Securities of such Series (including any Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company and any Guarantors will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities of such Series (including any Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Securities of such Series, any Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)                                 the rights of Holders of outstanding Securities of such Series to receive payments in respect of the principal of, premium on, if any, and interest on, if any, such Securities of such Series when such payments are due from the trust referred to in Section 8.04 hereof;

(2)                                 the Company’s obligations with respect to such Securities of such Series under Article 2 and Section 4.02 hereof;

(3)                                 the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and any Guarantors’ obligations in connection therewith; and

(4)                                 this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03                             Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, (a) the Company and each of any Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants established pursuant to Section 2.02 for the benefit of the Holders of such Securities of such Series as are specified in the resolutions of the Board of Directors of the Company or any Guarantor or supplemental indenture establishing such obligations or covenants with respect to the outstanding Securities of such Series, and (b) the occurrence of any event contemplated by Section 6.01(3) with respect to such obligations and covenants established pursuant to Section 2.02 with respect to such Securities of such Series for the benefit of the Holders of such Securities of such Series as are specified in the resolutions of the Board of Directors of the Company or any Guarantor or supplemental indenture establishing such obligations or covenants, by Section 6.01(6), or by Section 6.01(7) to the extent specified in the resolutions of the Board of Directors of the Company or any Guarantor or supplemental indenture establishing such event as an Event of Default shall be deemed not to be or result in an Event of Default, in each case, with respect to such Securities of such Series, on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”).  Upon the effectiveness of Covenant Defeasance with respect to such Securities of such Series, the Securities of such Series will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders of Securities of such Series (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities of such Series will not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities of such Series and any Guarantees, the Company and any Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Securities of such Series and any Guarantees will be unaffected thereby.

Section 8.04                             Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1)                                 the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of Securities of such Series, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient to pay the principal of, premium on, if any, and interest on, if any, the outstanding Securities of such Series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Securities of such Series are being defeased to such stated date for payment or to a particular redemption date;

(2)                                 in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(A)                               the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)                               since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                                 in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                 no Default or Event of Default shall have occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other indebtedness), and the granting of liens to secure such borrowings);

(5)                                 such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other indebtedness being defeased, discharged or replaced) to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound;

(6)                                 the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Securities of such Series over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7)                                 the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05                             Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Securities of such Series will be held in trust and applied by the Trustee, in accordance with the provisions of such Securities of such Series and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of such Series of all sums due and to become due thereon in respect of principal, premium, if any, interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities of such Series.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06                             Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium on, if any, and interest on, if any, any Securities of such Series and remaining unclaimed for two years after such principal, premium, if any, and interest, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Securities of such Series will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07                             Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and any Guarantors’ obligations under this Indenture and the Securities of such Series and any Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium on, if any, and interest on, if any, any Securities of such Series following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Securities of such Series to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01                             Without Consent of Holders of Securities.

Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of any Securities of any Series, the Company, when authorized by a resolution of its Board of Directors, each Guarantor, when authorized by a resolution of its Board of Directors, and the Trustee for the Securities of any and all Series may, from time to time and at any time, enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the TIA), in form satisfactory to such Trustee, for one or more of the following purposes:

(a)                                 to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities of one or more Series, or any Guarantees endorsed thereon or attached thereto, any property or assets;

(b)           to evidence the succession of another entity to the Company, or successive successions, and the assumption by the successor entity of the covenants, agreements and obligations of the Company or such Guarantor herein and in the Securities or the Guarantees of such Guarantor, as the case may be;

(c)           to add to the covenants and/or Events of Default of the Company or any Guarantor such further covenants, restrictions, conditions, provisions and/or Events of Default as the Board of Directors, applicable Guarantor’s Board of Directors and the Trustee shall consider to be for the protection of the Holders of Securities of any or all Series and, if such additional covenants and/or Events of Default are to be for the benefit of less than all the Series of Securities stating that such covenants and/or Events of Default are being added solely for the benefit of such Series, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth (and if such additional Events of Default are to be for the benefit of less than all Series of the Securities stating that such Events of Default are being added solely for the benefit of such Series); provided, that in respect of any such additional covenant, restriction, condition, provision and/or Events of Default such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities of such Series or any Guarantees endorsed thereon or attached thereto to waive such an Event of Default;

(d)           to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Board of Directors or any Guarantor’s Board of Directors may deem necessary or desirable and which shall not materially and adversely affect the interests of the Holders of the Securities;

(e)           to establish the form or terms of Securities of such Series and any Guarantees endorsed thereon or attached thereto, as permitted by Sections 2.01 and 2.02;

(f)            to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than the one Trustee, pursuant to the requirements of Section 7.08;

(g)           to delete, modify or add any of the provisions of this Indenture, provided that, except as otherwise contemplated by Section 2.02, any such deletion, modification or addition shall become effective only when there is no Security of any Series outstanding created prior thereto which is entitled to the benefit of such provision;

(h)           to add any Person as an additional Guarantor under this Indenture, to add additional Guarantees or additional Guarantors in respect of any outstanding Securities under this Indenture, or to evidence the release and discharge of any Guarantor from its obligations under its Guarantees of any Securities and its obligations under this Indenture in respect of any Securities in accordance with the terms of this Indenture;

(i)            to secure, or, if applicable, provide additional security for, any Securities or Guarantees and to provide for matters relating thereto, and to provide for the release of any collateral as security for any Securities or Guarantees; or

(j)            to amend or supplement any provision contained herein, which was required to be contained herein in order for this Indenture to be qualified under the TIA, if the TIA or regulations thereunder change what is so required to be included in qualified indentures, in any manner not inconsistent with what then may be required for such qualification.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02(b) hereof, the Trustee will join with the Company and any Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 9.02.

Section 9.02          With Consent of Holders of Securities.

Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture, the Securities and any Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Securities of all Series affected by such supplemental indenture (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase thereof), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, and interest on, if any, the Securities of such Series, except a Payment Default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Securities of such Series or any Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities of such Series affected by such Default or Event of Default (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Securities of such Series).  Section 2.11 hereof shall determine which Securities of such Series are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Securities of such Series as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02(b) hereof, the Trustee will join with the Company and any Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

It is not necessary for the consent of the Holders of Securities of such Series under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Securities of such Series affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.  Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Securities of such Series then outstanding affected by such noncompliance waive compliance in a particular instance by the Company with any provision of this Indenture, the Securities of such Series or any Guarantees.  However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Securities of a Series held by a non-consenting Holder):

(1)           reduce the principal amount of Securities of such Series whose Holders must consent to an amendment, supplement or waiver;

(2)           reduce the principal of or change the fixed maturity of any Securities of such Series;

(3)           reduce the rate of or change the time for payment of interest, including default interest, on any Securities of such Series;

(4)           alter or impair the right to convert at the rate or upon the terms provided in the Indenture;

(5)           make Securities of such Series payable in money other than that stated in such Securities of such Series;

(6)           impair a Holder’s right to sue the Company for the enforcement of payments due on the Securities of such Series; or

(7)           if any Security of any Series is Guaranteed, release any Guarantor from any of its obligations under any Guarantee or this Indenture, except in accordance with the terms of this Indenture.

Section 9.03          Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Securities of such Series will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04          Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of Securities of such Series is a continuing consent by such Holder and every subsequent Holder thereof or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security.  However, any such Holder of a Security or subsequent Holder thereof may revoke the consent as to its Security if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of such Series of Securities.

Section 9.05          Notation on or Exchange of Securities.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Security, together with any Guarantees endorsed thereon, thereafter authenticated.  The Company in exchange for all Securities of such Series may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate a new Security, together with any Guarantees endorsed thereon, that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Security, together with any Guarantees endorsed thereon, or attached thereto, will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06          Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it.  In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

Section 9.07          Effect of Supplemental Indenture.

Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, any Guarantors and the Holders of Securities of each Series shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

ARTICLE 10
GUARANTEES

Section 10.01       Guarantee.

(a)           Any Securities of any Series that are to be guaranteed by the Guarantees of any Guarantors, if any, shall be guaranteed by such Guarantors as shall be made in the form and on the terms established pursuant to Section 2.02 with respect to the Securities of such Series in accordance with this Article 10.  The Persons who shall initially be the Guarantors of the Securities of any such Series may, but need not, include any or all of the Initial Guarantors and may include any and all such other Persons as the Company may determine; provided that, prior to the authentication and delivery upon original issuance of Securities that are to be guaranteed by a Person that is not an Initial Guarantor, the Company, the Trustee and such Person shall enter into a supplemental indenture pursuant to Section 9.02 whereby such Person shall become a Guarantor under this Indenture.

(b)           Subject to this Article 10, each of the Guarantors, if any, hereby, jointly and severally, unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities of such Series or the obligations of the Company hereunder or thereunder, that:

(1)           the principal of, premium on, if any, and interest on, if any, the Securities of such Series will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest on, if any, the Securities of such Series, if lawful, and all other obligations of the Company to the Holders thereof or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)           in case of any extension of time of payment or renewal of such Securities of such Series or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

(c)           Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors, if any,  will be jointly and severally obligated to pay the same immediately.   Each Guarantor, if any, agrees that this is a guarantee of payment and not a guarantee of collection.

(d)           Any Guarantor hereby agrees that its obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Securities of such Series or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities of such Series with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.  Any Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities of such Series and this Indenture.

(e)           If any Holder of Securities of such Series or the Trustee is required by any court or otherwise to return to the Company, any Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(f)            Any Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Any Guarantor further agrees that, as between any Guarantors, on the one hand, and the Holders of Securities of such Series and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by any Guarantors for the purpose of this Guarantee.  The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders of Securities of such Series under the Guarantee.

(g)           No Guarantee by any Guarantor of any Security, whether or not such Guarantee is or is to be endorsed thereon or attached thereto, shall be valid and obligatory for any purpose with respect to such Security until the certificate of authentication on such Security shall have been signed by or on behalf of the Trustee.

Section 10.02       Limitation on Guarantor Liability.

Any Guarantor of any Security, and by its acceptance of any Security, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and any Guarantors hereby irrevocably agree that the obligations of any such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of any such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03       Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 10.04 hereof, no Guarantor, if any, may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(1)           immediately after giving effect to such transaction, no Default or Event of Default exists;

(2)           subject to Section 10.04 hereof, the resulting, surviving or transferee Person will be an entity organized and existing under the laws of the United States, any state of the United States or the District of Columbia and such Person (if not such Guarantor) will expressly assume all of the obligations of such Guarantor under its Guarantee; and

(3)           the Company will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental agreements (if applicable) comply with this Indenture;

provided, however, that the foregoing will not apply to any such consolidation or merger with or into, or conveyance, transfer or lease to, any Person if the resulting, surviving or transferee Person will not be a Subsidiary of the Company and the other terms of this Indenture and Securities of such Series are complied with.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the Securities of such Series and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Securities of such Series issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee.  All the Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

Nothing contained in this Indenture or in any of the Securities of such Series will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.04       Releases.

(a)           In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company, then the corporation acquiring the property will be released and relieved of any obligations under the Guarantee.

(b)           In the event of any sale or other disposition of Capital Stock of any Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company and such Guarantor ceases to be a Subsidiary of the Company as a result of the sale or other disposition, then such Guarantor will be released and relieved of any obligations under its Guarantee.

(c)           Upon Legal Defeasance or Covenant Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 11 hereof, each Guarantor will be released and relieved of any obligations under any Guarantee.

In the case of clauses (a) and (b) above, such sale or disposition or merger or consolidation shall be made in accordance with the applicable provisions of this Indenture as established pursuant to Section 2.02 hereof.  Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

Any Guarantor not released from its obligations under any Guarantee as provided in this Section 10.04 will remain liable for the full amount of principal of, premium on, if any, and interest on, if any, the Securities of such Series and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11
SATISFACTION AND DISCHARGE

Section 11.01       Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all the Securities of any Series that have been issued hereunder, when:

(1)           either:

(a)           all Securities of such Series that have been authenticated, except lost, stolen or destroyed Securities of such Series that have been replaced or paid and Securities of such Series for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(b)           all Securities of such Series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders thereof, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Securities of such Series not delivered to the Trustee for cancellation for principal of, premium on, if any, interest, if any, on the Securities of such Series to the date of maturity or redemption;

(2)           in respect of subclause (b) of clause (1) of this Section 11.01, no Default or Event of Default with respect to the Securities of such Series has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other indebtedness and, in each case, the granting of liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other indebtedness, and in each case the granting of liens to secure such borrowings);

(3)           the Company or any Guarantor has paid or caused to be paid all sums payable by it in respect of the Securities of such Series under this Indenture; and

(4)           the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Securities of such Series at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive.  In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02       Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Securities of such Series and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Securities of such Series shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Company has made any payment of principal of, premium on, if any, and interest on, if any, any Securities of such Series because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities of such Series to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12
SECURITY

Section 12.01       Security.

If so provided pursuant to Section 2.02 with respect to the Securities of such Series, the Securities of such Series and any Guarantees endorsed thereon or attached thereto may be secured by such property, assets or other collateral as may be specified in or pursuant to Section 2.02.  Any and all terms and provisions applicable to the security for the Securities of such Series shall also be provided in or pursuant to Section 2.02, which may include provisions for the execution and delivery of such security agreements, pledge agreements, collateral agreements and other similar or related agreements as the Company and any applicable Guarantors may elect and which may provide for the Trustee to act as collateral agent or in a similar or other capacity.

Section 12.02       Trustee Compliance with TIA.

The Trustee shall comply with Sections 313(a)(5) and (6) and 313(b)(1) of the TIA and the Company and any applicable Guarantors shall comply with Sections 314(b), 314(c) and 314(d) of the TIA, in each case in respect of any secured Securities that may be outstanding hereunder from time to time and any secured Guarantees endorsed on or attached to any Securities that may be outstanding hereunder from time to time.

ARTICLE 13
MISCELLANEOUS

Section 13.01       Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control.

Section 13.02       Notices.

Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

ZaZa Energy Corporation
1301 McKinney St., Suite 2800
Houston, Texas 77010
Facsimile No.:  (713) 595-1919
Attention:  General Counsel

With a copy to:

Sidley Austin LLP
1000 Louisiana, Suite 6000
Houston, Texas 77002
Facsimile No.:  (713) 495-7799
Attention: J. Mark Metts

If to the Trustee:

[                        ]
[                        ]
[                        ]
Facsimile No.:  [                        ]
Attention:  [                        ]

The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication will also be so mailed to any Person described in TIA §313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or a Security provides for notice of any event (including any notice of redemption) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Security (or its designee) pursuant to customary procedures of such Depositary.

Section 13.03                      Communication by Holders of Securities with Other Holders of Securities.

Holders may communicate pursuant to TIA §312(b) with other Holders with respect to their rights under this Indenture or the Securities.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c).

Section 13.04                      Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1)                                 an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)                                 an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05                      Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA §314(a)(4)) must comply with the provisions of TIA §314(e) and must include:

(1)                                 a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.06                      Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07                      No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or any Guarantors under the Securities of any Series, this Indenture, any Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Securities of any Series by accepting Securities of any Series waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Securities of any Series.  The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.08                      Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE SECURITIES OF ANY SERIES AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.09                      No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10                      Successors.

All agreements of the Company in this Indenture and the Securities of any Series will bind its successors.  All agreements of the Trustee in this Indenture will bind its successors.  All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.04 hereof.

Section 13.11                      Severability.

In case any provision in this Indenture or in the Securities of any Series and is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.12                      Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.

Section 13.13                      Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

SIGNATURES

Dated as of [ ], 20[ ]

ZaZa Energy Corporation.

By:
Name:
Title:

Toreador Resources Corporation

By:
Name:
Title:

ZaZa Energy Development, LLC

By:
Name:
Title:

ZaZa Energy, LLC

By:
Name:
Title:

ZaZa Holdings, Inc.

By:
Name:
Title:

ZaZa Petroleum Management, LLC

By:
Name:
Title:

[ ], as Trustee

By:
Name:
Title: